Exhibit 99.1

Union Bankshares Corporation to Release Third Quarter 2016 Results

Richmond, Va., October 6, 2016 – Union Bankshares Corporation today announced that it will release its third quarter 2016 financial results before the market opens on Thursday, October 20, 2016.

Following the release, the company will host a conference call for analysts at 9:00 a.m. Eastern Daylight Time on Thursday, October 20, 2016.

To listen to the call, please use one of the following telephone numbers.
Participant Toll-Free Dial-In Number:         (877) 668-4908
Participant International Dial-In Number:     (973) 453-3058

The conference ID is: 94252786

ABOUT UNION BANKSHARES CORPORATION
Headquartered in Richmond, Virginia, Union Bankshares Corporation (NASDAQ: UBSH), is the holding company for Union Bank & Trust, which has 115 branches and nearly 200 ATMs throughout Virginia. Non-bank affiliates of the holding company include: Union Mortgage Group, Inc., which provides a full line of mortgage products; Union Insurance Group, LLC, which offers various lines of insurance products; and Old Dominion Capital Management, Inc., which provides investment advisory services.

Additional information on the company is available at http://investors.bankatunion.com.

Contact: Bill Cimino (804) 448-0937, VP and Director of Corporate Communications